UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2006
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Amended and Restated Multi-Currency, Multi-Option Credit Agreement
Guarantee

Item 1.01. Entry into a Material Definitive Agreement.
     On June 22, 2006, Harman International Industries, Incorporated, a Delaware corporation (the “Company”), amended and restated its Multi-Currency, Multi-Option Credit Agreement (as so amended and restated, the “Restated Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and the other banks and financial institutions party thereto.
     The Restated Credit Agreement, among other things, adds Harman Holding GmbH & Co. KG (“Harman Holding”), a limited partnership organized under the laws of Germany and wholly-owned subsidiary of the Company, as an additional borrower and amends the borrowers’ conditional option to increase the maximum aggregate revolving commitment amount from $350 million to $550 million.
     In connection with the Restated Credit Agreement, the Company entered into a Guarantee, dated as of June 22, 2006 (the “Guarantee”), whereby the Company guarantees payment and performance by Harman Holding of its financial obligations under the Restated Credit Agreement.
     The Restated Credit Agreement is an unsecured, five-year multi-currency, multi-option revolving credit facility that matures on June 28, 2010. The maximum principal amount of borrowings currently permitted under the Restated Credit Agreement is $300 million (subject to increase upon the exercise of the conditional option described above).
     Borrowings under the Restated Credit Agreement bear interest at a floating rate. The Restated Credit Agreement contains covenants that, among other things, require the Company to maintain a debt to capitalization ratio and an interest coverage ratio, and limit the ability of the Company and certain of its subsidiaries to encumber or sell assets, to incur additional subsidiary debt, and to make certain investments. The Restated Credit Agreement permits the Company to pay dividends or repurchase its capital stock without any dollar limitation provided that the Company would be in compliance with its financial covenants in the Restated Credit Agreement after giving effect to such dividend or repurchase.
     The foregoing descriptions of the Restated Credit Agreement and Guarantee are not complete and are qualified in their entirety by reference to the Restated Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and to the Guarantee, a copy of which is filed herewith as Exhibit 10.2, each of which is incorporated herein by reference.
     JPMorgan Chase Bank, N.A. and its affiliates have provided and may in the future provide certain advisory and investment banking services in the ordinary course of business for the Company, for which they receive customary fees and expenses.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated June 22, 2006, among the Company, Harman Holding GmbH & Co. KG and the several lenders and agents from time to time parties thereto.

10.2	Guarantee, dated June 22, 2006, in favor of JPMorgan Chase Bank, N.A., as administrative agent for the several banks and other financial institutions or entities from time to time parties to the Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated as of June 22, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Sandra B. Robinson
Sandra B. Robinson
Vice President - Financial Operations

Date: June 26, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated June 22, 2006, among the Company, Harman Holding GmbH & Co. KG and the several lenders and agents from time to time parties thereto.

10.2	Guarantee, dated June 22, 2006, in favor of JPMorgan Chase Bank, N.A., as administrative agent for the several banks and other financial institutions or entities from time to time parties to the Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated as of June 22, 2006.